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                                FOURTH AMENDMENT
                                       TO
                         AGREEMENT FOR PURCHASE AND SALE



         This Fourth Amendment to Agreement for Purchase and Sale ("FOURTH AMENDMENT") is entered into effective as of December 13, 2001 by and between BURNHAM PACIFIC PROPERTIES, INC., a Maryland corporation ("SELLER"), and POB APOLLO PACIFIC RETAIL, L.P., formerly known as PACIFIC RETAIL, L.P., a Delaware limited partnership ("BUYER").

         WHEREAS, Seller and Buyer entered into that certain Agreement for Purchase and Sale dated as of August 29, 2001 (the "INITIAL AGREEMENT"), as amended by that certain letter agreement dated September 17, 2001 (the "FIRST AMENDMENT"), that certain Second Amendment to Agreement for Purchase and Sale dated as of October 2, 2001 (the "SECOND AMENDMENT") and that certain Third Amendment to Agreement for Purchase and Sale dated as of November 15, 2001 (the "THIRD AMENDMENT") (the Initial Agreement as amended by the First Amendment, the Second Amendment and the Third Amendment shall be collectively referred to as the "AGREEMENT")

         WHEREAS, Seller and Buyer desire to further amend the Agreement as provided herein.

         NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties hereby agree as follows:

         1. DEFINED TERMS. Capitalized terms which are not otherwise defined in this Third Amendment shall have the same meaning ascribed thereto in the Agreement. An individual Property may be referenced in this Third Amendment by its common name and such reference shall be deemed to be to that Property referenced by the same common name listed on Exhibit A of the Agreement and that is legally described in corresponding Schedule A of the preliminary title report listed on Exhibit J of the Agreement and the Real Property, Personal Property and Intangible Property related or appurtenant thereto.

         2. CLOSING DATE. Seller and Buyer have agreed to close the following Properties: Cruces Norte, Farmington Village, Fremont Hub, Greentree Plaza, Mission Plaza, Park Manor, Plaza de Monterey and Silver Plaza. As to the balance of the Properties, the Closing Date for such Properties shall be as provided in this Fourth Amendment and, if not expressly addressed in this Fourth Amendment, as otherwise provided in the Agreement.

         3. PURCHASE PRICE. The definition of "PURCHASE PRICE" set forth in Article 1 of the Agreement is hereby reduced to One Hundred Forty Nine Million Four Hundred Seventy Seven Thousand Five Hundred Fifty and 00/100 Dollars ($149,477,550.00). Exhibit Q of the Agreement is hereby amended to reduce the total Purchase Price to One Hundred Forty Nine Million Four Hundred Seventy Seven Thousand Five Hundred Fifty and 00/100 Dollars ($149,477,550.00) and to reduce the Purchase Price allocated to Silver Plaza to Five Hundred Forty Thousand Five Hundred Fifty and 00/100 Dollars ($540,550.00).

         4. BELL GARDENS MARKETPLACE. Pursuant to Paragraph 8.1 of the Third Amendment, Buyer (but not Seller) hereby elects to extend the date by which the lender's requirements may be satisfied

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or the amendment to the Ground Lease may be completed for Bell Gardens
Marketplace . Notwithstanding anything in the Agreement to the contrary, if Buyer subsequently elects to terminate the Agreement on or before January 8, 2002 as to Bell Gardens Marketplace because Buyer has not satisfied the requirements of its lender or completed the amendment to the Ground Lease, that portion of the Option Payment in column A of Exhibit R allocated to Bell Gardens Marketplace shall be deemed released to Seller and that portion of the Additional Deposit in column B of Exhibit R allocated to Bell Gardens Marketplace shall be returned to Buyer.

         4.       FAIRWOOD SQUARE AND VILLAGE EAST SHOPPING CENTER. Pursuant to
Section 3.2(c) of the Agreement, Seller and Buyer hereby elect to delay the Closing to January 8, 2002 to provide Seller and Buyer additional time to obtain the Lender's Consents. Neither Seller nor Buyer waives its right under Section 3.2(c) of the Agreement, including without limitation, to further delay Closing for an additional period or periods to obtain the Lender's Consents.

         5.       BRICKYARD PLAZA AND JAMES VILLAGE PLAZA. Pursuant to Paragraph
8.4 of the Third Amendment, Seller hereby exercises its right to extend the date by which the Ground Lessor's Consents for Brickyard and James Village must be obtained to January 8, 2002. The parties acknowledge that Seller shall have the right to further extend the date by which the Ground Lessor's Consents must be obtained as provided in the Agreement.

         6        ONTARIO VILLAGE. Pursuant to Section 2.7(a) of the Agreement,
Seller hereby exercises its right to extend the Closing Date for Ontario Village to January 8, 2002. The parties acknowledge that Seller shall have the right to further extend the Closing Date for Ontario Village as provided in the Agreement.

         7. CLOSING CREDIT. Buyer shall obtain a credit against the Purchase Price in the amount of Forty Thousand Five Hundred Fifty and 00/100 Dollars ($40,550.00). Buyer shall be entitled to the credit in connection with the Closing of Properties occurring concurrently on the date hereof provided that Buyer consummates the acquisition of Silver Plaza.

         8. REAFFIRMATION. The terms of this Fourth Amendment shall govern and control over any conflicting provisions in the Agreement. Except in the case of such conflicts and as expressly amended by the Fourth Amendment, the terms and provisions of the Agreement shall remain unchanged and in full force and effect.

         9. COUNTERPARTS. This Fourth Amendment may be executed in one or more counterparts. All counterparts so executed shall constitute one contract, binding on all parties, even though all parties are not signatory to the same counterpart. Execution and transmission by telecopier is permitted and will create an effective Fourth Amendment.

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         IN WITNESS WHEREOF, the parties execute this Fourth Amendment effective as of the date first written above.

                  SELLER:

                  BURNHAM PACIFIC PROPERTIES, INC.,
                  a Maryland corporation


                  By:   /s/ Scott C. Verges
                       -----------------------------------------
                       Name:  Scott C. Verges
                       Its:   President and CEO


                  BUYER:

                  POB APOLLO PACIFIC RETAIL, L.P.,
                  a Delaware limited partnership

                  By:  POB Pacific Capital L.P.
                       a Texas limited partnership
                       Its:  General Partner

                       By:   POB Pacific Operating, L.P.,
                             a Texas limited partnership
                             Its:  General Partner

                             By:   POB Pacific Retail Partner, Inc.
                                   a Delaware corporation
                                   a General Partner


                                   By:
                                      ------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------

                  By:  AP-GP POB IV LLC,
                       a Delaware limited liability company
                       a General Partner

                       By:    Kronus Property IV, Inc.,
                              a Delaware corporation


                              By:
                                   ---------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------


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